ISSUER FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration Statement No. 333-178960

Dated June 11, 2014

Campaign	Headline	Description Line 1	Description Line 2	Display URL
FMLP	ETRACS FMLP ETN	Tracking Non-Energy MLP Index	Through a Single Investment.	www.etracs.com/FMLP
FMLP	UBS - ETRACS FMLP	Tracks Index of Non-energy MLPs	Innovative MLP Investing.	www.etracs.com/FMLP
FMLP	UBS ETRACS FMLP ETN	Non-energy MLP ETN: FMLP	Newest ETN in ETRACS MLP Suite.	www.etracs.com/FMLP
FMLP	UBS ETRACS FMLP ETN	High Income Potential	FMLP Exchange-Traded Note.	www.etracs.com/FMLP
FMLP	UBS ETRACS FMLP ETN	ETN With Monthly Income Potential	Tracking a Non-Energy MLP Index.	www.etracs.com/FMLP